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                                                                    EXHIBIT 99.1

                              CERTIFICATE OF TRUST
                                       OF
                                BANK UNITED CORP.
                              PAYMENT RIGHTS TRUST

            This Certificate of Trust is being duly executed and filed on behalf of the business trust formed hereby by the undersigned, being the trustees of the Trust, to form a business trust pursuant to the Delaware Business Trust Act (12 DEL. C. ss.ss. 3801 ET SEQ.).

                                    ARTICLE I

            The name of the business trust formed hereby is Bank United Corp. Payment Rights Trust (the "Trust").

                                  ARTICLE II

            The name and address of the Trustee of the Trust having its principal place of business in the State of Delaware is:

                            FIRST UNION TRUST COMPANY
                            Rodney Square, Suite 102
                                 920 King Street
                                New Castle County
                           Wilmington, Delaware 19801

                                   ARTICLE III

            This Certificate of Trust may be executed in counterparts and shall become effective upon filing in the Office of the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned trustee has caused this Certificate of Trust to be duly executed as of the day and year first above written.

                                          FIRST UNION TRUST
                                          COMPANY,
                                          not in its individual capacity but
                                          solely
                                          as the Delaware Trustee of the
                                          Trust

                                          By: /s/ Stephen Kaba
                                             -------------------
                                          Name:  Stephen Kaba
                                          Title: Vice President